UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2010

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 2, 2010, Seahawk Drilling, Inc. (the “Company”) is posting on its website at www.seahawkdrilling.com a report entitled “Seahawk Drilling Fleet Status Report as of February 2, 2010” (the “Fleet Status Report”). A copy of the Fleet Status Report is attached hereto as Exhibit 99.1. The Company hereby incorporates by reference into this Item 7.01 the Fleet Status Report, which is furnished in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference. The Fleet Status Report provides summary information about the drilling rig status and contract information covering the Company’s fleet of offshore drilling rigs.

The information and statements made in the Fleet Status Report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include statements concerning estimated duration of client contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out of service time. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in the Company’s reports and other documents filed with the Securities and Exchange Commission (“SEC”), which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.seahawkdrilling.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Seahawk Drilling Fleet Status Report as of February 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: February 2, 2010	By:	/S/ STEVEN A. MANZ
Steven A. Manz
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Seahawk Drilling Fleet Status Report as of February 2, 2010